                                                                   March 8, 2006

Ascend Acquisition Corp.
435 Devon Park Drive, Building 400
Wayne, Pennsylvania 19087

                  Re: Ascend Acquisition Corp. ("Company")
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Gentlemen:

     Each of the undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a business combination (as is more fully described in the Company's Prospectus relating to the Company's initial public offering) prior to its liquidation. Should such a proposal be put before stockholders other than through actions by any of the undersigned, each of the undersigned hereby agrees to vote against such proposal. This agreement may not be modified or amended under any circumstances.

                                                     Very truly yours,

                                                     /s/ Don K. Rice
                                                     ---------------
                                                     Don K. Rice

                                                     /s/ Russell C. Ball III
                                                     -----------------------
                                                     Russell C. Ball III

                                                     /s/ Stephen L. Brown
                                                     --------------------
                                                     Stephen L. Brown

                                                     /s/ Arthur Spector
                                                     ------------------
                                                     Arthur Spector